Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: May 4, 2016

ARC GROUP WORLDWIDE REPORTS THIRD QUARTER FISCAL YEAR 2016 RESULTS

DELAND, FL., May 4, 2016/Marketwired/—ARC Group Worldwide, Inc. (“ARC” and the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and 3D printing solutions, today reported its third quarter fiscal year 2016 (March 27, 2016) results.

Highlights for the quarter ended March 27, 2016, compared sequentially to the quarter ended December 27, 2015:

•  Sales of $26.5 million, an increase of 5.9%;

•  Gross profit of $5.7 million, an increase of 23.6%; and

•  Adjusted EBITDA of $3.4 million, an increase of 18.3%.

Third Quarter Results

Third fiscal quarter 2016 revenue was $26.5 million, a  5.9% increase sequentially, compared to the second fiscal quarter of 2016.  The increase was largely driven by continued momentum from our new sales efforts.  Gross profit was $5.7 million, an increase of 23.6% sequentially.  The increase in gross profit reflects the underlying operating leverage in ARC’s business, as the Company scales revenue and continues to improve efficiencies in its manufacturing process.  Simarily, gross margin increased to 21.6%, from 18.5% in the prior sequential period.

Adjusted EBITDA for the third fiscal quarter was $3.4 million, an 18.3% increase sequentially, compared to the second fiscal quarter of 2016.  Adjusted EBITDA Margin increased to 12.8%, from 11.5% in the prior sequential quarter, reflecting greater operational efficiencies.  Adjusted EPS was a loss of $0.01 for the current period, an improvement from a loss of $0.03 in the prior sequential period.

Jason Young, CEO, commented, "Macro headwinds remain, but we are encouraged by our second sequentially positive quarter in terms of sales, gross profit, Adjusted EBITDA, and related margins.  While still in its early stages, our new sales leadership and customer-centric approach is building momentum.  Relatedly, improving speed to market is paramount to our customers and therefore, to our strategy.  We continue to believe that along with lean manufacturing, improved tooling speed, and automation, there are a number of ways we can continue to accelerate speed to market from prototype to production.  Lastly, we have a strong pipeline in metal 3D printing and plan to continue to invest in growing our capabilities at 3DMT.”

GAAP to Non-GAAP Reconciliation

EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings and Adjusted Earnings Per Share are non-GAAP financial measures.  EBITDA Margin and Adjusted EBITDA Margin are calculated by dividing EBITDA and Adjusted EBITDA, respectively, by sales.  The Company has provided non-GAAP financial information to provide additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.    Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

The reconciliation to GAAP is as follows (dollars in thousands):

	March 27,	December 27,	September 27,	June 30,	March 29,
For the three months ended:	2016	2015	2015	2015	2015
Net (Loss) Income	$(337)	$(594)	$(441)	$(666)	$434
Interest Expense, Net	1,107	1,126	1,141	1,248	1,466
Income Taxes	(8)	(132)	(426)	1,158	(39)
Depreciation and Amortization	2,415	2,388	2,362	2,402	2,395
EBITDA	$3,177	$2,788	$2,636	$4,142	$4,256
EBITDA Margin	12.0%	11.1%	10.8%	14.4%	15.3%
Share-Based Compensation Expense	138	—	—	—	—
Reorganization/Transaction Expenses	90	90	9	—	—
Adjusted EBITDA	$3,405	$2,878	$2,645	$4,142	$4,256
Adjusted EBITDA Margin	12.8%	11.5%	10.8%	14.4%	15.3%

Net (Loss) Income	$(337)	$(594)	$(441)	$(666)	$434
Share-Based Compensation Expense	138	—	—	—	—
Reorganization/Transaction Expenses	90	90	9	—	—
Adjusted Earnings	$(109)	$(504)	$(432)	$(666)	$434
Adjusted Earnings Per Share	$(0.01)	$(0.03)	$(0.02)	$(0.04)	$0.02
Weighted Average Common Shares Outstanding	18,123,883	18,123,883	18,123,883	17,752,915	14,673,205

EBITDA excludes interest expense, net and income taxes because these items are associated with our capitalization and tax structures.  EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which may not be indicative of future capital expenditure requirements.

The Company defines Adjusted EBITDA as EBITDA excluding the impact of share-based compensation expense and reorganization/transaction expenses.  Shared-based compensation expense relates to the Company’s grant of stock options to employees.  Reorganization expenses are primarily labor and labor related costs associated with the termination of employees and transaction expenses are primarily professional fees related to the refinancing of debt.

Adjusted Earnings removes the impact of share-based compensation expense and reorganization/transaction related expenses.

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a global advanced manufacturing and 3D printing service provider focused on accelerating speed to market for its customers.  ARC utilizes technology to improve automation in manufacturing through robotics, software and process automation, as well as lean manufacturing to improve efficiency.  ARC provides a holistic set of precision manufacturing solutions, from design and prototyping through full run production.  These solutions include metal injection molding, plastic and metal 3D printing, metal stamping, plastic injection molding, clean room injection molding, rapid tooling, thixomolding, antennas, hermetic seals, flanges and forges.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information on risks and uncertainties that could affect ARC’s business, financial condition and results of operations, readers are encouraged to review Item 1A. – Risk Factors and all other disclosures appearing in ARC’s Form 10-K for the fiscal year ended June 30, 2015, as well as other documents ARC files from time to time with the Securities and Exchange Commission.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

	For the three months ended		For the nine months ended
	March 27,	March 29,	March 27,	March 29,
	2016	2015	2016	2015
Sales	$26,501	$27,864	$76,018	$83,668
Cost of sales	20,789	21,582	61,201	64,016
Gross profit	5,712	6,282	14,817	19,652
Selling, general and administrative	4,927	4,549	13,452	14,967
Merger expense	—	—	—	187
Income from operations	785	1,733	1,365	4,498
Other (expense) income, net	(23)	128	71	117
Interest expense, net	(1,107)	(1,466)	(3,374)	(3,600)
(Loss) income before income taxes	(345)	395	(1,938)	1,015
Income tax benefit (expense)	8	39	566	(351)
Net (loss) income	(337)	434	(1,372)	664
Net income attributable to non-controlling interest	(24)	(51)	(88)	(165)
Net (loss) income attributable to ARC Group Worldwide, Inc.	$(361)	$383	$(1,460)	$499
Net (loss) income per common share:
Basic and diluted	$(0.02)	$0.02	$(0.08)	$0.03

Weighted average common shares outstanding:
Basic and diluted	18,123,883	14,673,205	18,123,883	14,673,205

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except for share and per share amounts)

	March 27, 2016	June 30, 2015
ASSETS
Current assets:
Cash	$2,917	$4,821
Accounts receivable, net	15,338	15,385
Inventories, net	15,829	16,386
Deferred income tax assets	741	672
Prepaid expenses and other current assets	5,064	2,330
Total current assets	39,889	39,594
Property and equipment, net	41,034	43,813
Goodwill	14,801	14,801
Intangible assets, net	23,910	26,441
Other	1,068	1,374
Total assets	$120,702	$126,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,222	$7,338
Accrued expenses	2,109	3,026
Deferred revenue	717	991
Bank borrowings, current portion of long-term debt	4,500	5,995
Capital lease obligations, current portion	834	857
Accrued escrow obligations, current portion	3,083	4,291
Total current liabilities	19,465	22,498
Long-term debt, net of current portion	50,234	51,971
Deferred income tax liabilities	2,460	2,029
Capital lease obligations, net of current portion	2,157	2,784
Accrued escrow obligations, net of current portion	966	—
Other long-term liabilities	73	—
Total liabilities	75,355	79,282

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0005 par value, 250,000,000 shares authorized; 18,803,910 shares issued and 18,795,509 shares issued and outstanding at March 27, 2016, and 18,538,522 shares issued and 18,530,121 shares issued and outstanding at June 30, 2015	10	5
Treasury stock, at cost; 8,401 shares at March 27, 2016 and June 30, 2015	(94)	(94)
Additional paid-in capital	29,764	29,751
Retained earnings	14,470	15,931
Accumulated other comprehensive income (loss)	5	(58)
Total ARC Group Worldwide, Inc. stockholders' equity	44,155	45,535
Non-controlling interests	1,192	1,206
Total equity	45,347	46,741
Total liabilities and equity	$120,702	$126,023

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the nine months ended
	March 27, 2016	March 29, 2015
Cash flows from operating activities:
Net (loss) income	$(1,372)	$664
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,165	7,061
Share-based compensation expense	138	—
Bad debt expense and other	92	(6)
Deferred income taxes	362	313
Changes in working capital:
Accounts receivable	18	(670)
Inventory	557	(1,446)
Prepaid expenses and other assets	(2,428)	(490)
Accounts payable	834	(1,835)
Accrued expenses	(1,259)	(1,901)
Deferred revenue	(274)	(188)
Net cash provided by operating activities	3,833	1,502

Cash flows from investing activities:
Purchases of property and equipment	(1,918)	(4,236)
Net cash used in investing activities	(1,918)	(4,236)

Cash flows from financing activities:
Proceeds from debt issuance	1,000	24,500
Repayments of long-term debt and capital lease obligations	(4,882)	(26,714)
Stock issuance costs	—	(256)
Net cash used in financing activities	(3,882)	(2,470)
Effect of exchange rates on cash	63	(137)
Net decrease in cash	(1,904)	(5,341)
Cash, beginning of period	4,821	9,384
Cash, end of period	$2,917	$4,043
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,550	$2,470
Cash paid for income taxes	$597	$1,075